                                                                    EXHIBIT 23.3



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated September 14, 2000 on the Astarte Fiber Networks, Inc. financial statements for the year ended December 31, 1999 and 1998 included herein and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen
Denver, Colorado,
   September 21, 2000.